Exhibit 99.1

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New Plan

INVESTING IN REDEVELOPMENT

SHOPPING CENTERS REDEVELOPED[1]

EFFECTIVE AGE BY REGION[2]

REGION	MEDIAN AGE (YEARS)	AVERAGE AGE (YEARS)
Northeast	5	9
Florida	7	8
Southwest	7	9
Midwest	8	10
West	10	9
Southeast	10	11
OVERALL	**8**	**10**

EFFECTIVE AGE CHARACTERISTICS[2]

Year of Most Recent Redevelopment or Year Built
2000 – Present
1990 - 1999
1980 - 1989
1970 - 1979
1960 - 1969
1950 - 1959
44.2%
35.5%
15.2%
3.3%
1.5%
0.2%
0%
10%
20%
30%
40%
50%
Percent of Shopping Centers

5

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New Plan

GROCERY-ANCHORED SHOPPING CENTERS SUMMARY STATISTICS

GROCER MARKET SHARE RANKINGS[1]

Market Share Ranking
#1
#2
#3
Specialty
Other
40.2%
22.8%
12.1%
12.5%
12.5%
0%
10%
20%
30%
40%
50%
Percent of Grocers

GROCER SALES PER SF[2]

Sales Per SF Range
$700 or Greater
$550 - $699
$400 - $549
$250 - $399
Less than $250
17.1%
16.1%
21.5%
37.1%
8.3%
0%
10%
20%
30%
40%
Percent of Grocers

GROCER RENT TO SALES[3]

Rent To Sales
4.00 Percent or Greater
3.00 – 3.99 Percent
2.00 – 2.99 Percent
1.00 – 1.99 Percent
Less than 1.00 Percent
1.5%
6.6%
25.8%
46.0%
20.2%
0%
10%
20%
30%
40%
50%
60%
Percent of Grocers

Years Wal-Mart Supercenter Open
Anchored by Supercenter
More than 2 Years
1- 2 Years
Less than 1 Year
No Supercenter
4.6%
54.1%
7.5%
2.8%
31.0%
0%
10%
20%
30%
40%
50%
60%
Percent of Grocers

6

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New Plan

GROCER SIZE AND SALES

SIZE OF GROCERY-ANCHORS[1]
80,000 Or Greater
70,000 - 79,999
60,000 - 69,999
50,000 - 59,999
40,000 - 49,999
30,000 - 39,999
20,000 - 29,999
Less than 20,000
2.0%
5.6%
17.5%
19.9%
21.9%
17.5%
10.0%
5.6%
0%
10%
20%
30%
Size Range (SF)
Percent of Grocers

COMPARATIVE GROCER SALES

	NUMBER OF NEW PLAN STORES	AVERAGE NEW PLAN STORE SIZE (SF)	NEW PLAN 2005 AVERAGE SALES PER SF	INCREASE OVER 2004 COMPARABLE SALES
TOP THREE GROCERS BY ABR				
The Kroger Co.	49	58,377	$ 526	2.9%
Ahold USA	15	60,871	643	1.9%
Publix Super Markets	20	44,960	609	8.7%
TOTAL GROCERS	**281**	**48,267**	**$ 502**	

8

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New Plan

REGIONAL DISTRIBUTION

Detroit
Connecticut
New York
Philadelphia
San Diego
Atlanta
Orlando
Houston
PROPERTIES
CORPORATE OFFICE
REGIONAL OFFICE
LOCAL OFFICE

1 Northeast Region	11,946,270 SF	4 Southeast Region	14,533,307 SF
2 Midwest Region	17,136,845 SF	5 Florida Region	6,563,945 SF
3 West Region	5,266,009 SF	6 Southwest Region	12,446,693 SF

9

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NP New Plan

REGIONAL DISTRIBUTION

REGIONAL DISTRIBUTION BY GLA

Southeast
21.4%
Florida
9.7%
West
7.8%
Midwest
25.2%
Northeast
17.6%
Southwest
18.3%

REGIONAL DISTRIBUTION BY ABR

Southeast
17.3%
Florida
12.0%
West
10.4%
Northeast
16.0%
Midwest
25.8%
Southwest
18.6%

10

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NP

New Plan

PORTFOLIO ASSESSMENT

Physical Characteristics

and Market Analysis

As of June 30, 2006

EXECUTIVE SUMMARY

•       New Plan’s average shopping center size increased 4 percent over 2005 to 150,000 square feet, demonstrating its shift toward larger shopping centers.

•       The underlying value of New Plan’s portfolio continues to increase as its redevelopment efforts accelerate, with 39 percent of the portfolio redeveloped in 2000 or later.

•       New Plan’s 2005 average sales per square foot for grocers of $502 increased over the $472 it reported for 2004 and exceeded the sales per square foot for the U.S. average grocer in 2005 by 15 percent.

•       92 percent of New Plan’s grocers have a rent to sales ratio of below 3 percent.

•       New Plan’s income demographics, including an average household income of $67,000, are higher than the national averages, while its average population density is 185,000.

•       64 percent of New Plan’s ABR is derived from properties located in metro markets with populations greater than 1 million.

•       Wal-Mart’s impact on New Plan’s portfolio is a mature concept, with the 28 percent of properties not yet facing Supercenter competition located in high barrier-to-entry markets averaging 231,000 of population density and $76,000 of average household income.

PORTFOLIO BREAKDOWN

	NUMBER OF
	PROPERTIES	GLA (SF)

Community and Neighborhood Shopping Centers
Company Portfolio	285	41,183,794
Joint Venture Portfolios	172	26,709,275
TOTAL SHOPPING CENTER PORTFOLIO	457	67,893,069

New Development Properties(1)
Company Portfolio	5	263,740
Joint Venture Portfolios	1	150,944
Miscellaneous Properties
Company Portfolio	15	1,113,722
Joint Venture Portfolios	2	-

TOTAL	480	69,421,475

(1)All projects are community and neighborhood shopping centers.  Includes expected total GLA.

Portfolio Assessment includes 100 percent of GLA for joint venture portfolios.
Portfolio Assessment includes pro rata share of ABR for joint venture portfolios.

The remainder of the Portfolio Assessment does not include information on new development properties; miscellaneous properties; NPK Redevelopment I, LLC joint venture (three community shopping centers); and Westgate Mall, LLC joint venture (one community shopping center).

TYPES OF SHOPPING CENTERS(1)

	NUMBER OF SHOPPING CENTERS	PERCENT OF SHOPPING CENTERS	PERCENT OF SHOPPING CENTER GLA	AVERAGE SHOPPING CENTER SIZE (SF)
COMMUNITY SHOPPING CENTERS	261	57.6%	77.0%	200,182
Grocery-anchored(2)	161	35.5%	47.9%	202,006
Non-grocery anchored(3)	96	21.2%	28.0%	198,253
Non-anchored	4	0.9%	1.0%	173,012

NEIGHBORHOOD SHOPPING CENTERS	192	42.4%	23.0%	81,488
Grocery-anchored(2)	120	26.5%	15.7%	88,826
Non-grocery anchored(3)	63	13.9%	6.5%	70,201
Non-anchored	9	2.0%	0.8%	62,658

TOTAL	453	100.0%	100.0%	149,874

•       Approximately 58 percent of New Plan’s portfolio is community shopping centers and approximately 42 percent is neighborhood shopping centers.

•       281 properties, accounting for approximately 64 percent of New Plan’s  portfolio GLA, are grocery-anchored. 201 of the 281 grocery-anchored shopping centers have an additional anchor.

(1) According to the ICSC: “Neighborhood shopping centers provide convenience shopping for the day-to-day needs of consumers in the immediate neighborhood. These centers are typically anchored by a grocery and average 30,000 to 150,000 square feet.  Community shopping centers typically offer a wider range of apparel and other soft goods than the neighborhood shopping center does.  Among the more common anchors are grocers, super drugstores and discount department stores.   These centers average 100,000 to 350,000 square feet.”

(2) The property may also have another anchor in addition to the grocer.

(3) The non-grocery anchor is either a major discount store, a tenant with square footage greater than 10,000 square feet if the shopping center GLA is less than 125,000 square feet or a tenant with square footage greater than 25,000 square feet if the shopping center GLA is greater than 125,000 square feet, or a tenant with square footage greater than 10 percent of the shopping center GLA, but not lessthan 5,000 square feet.

INVESTING IN REDEVELOPMENT

SHOPPING CENTERS REDEVELOPED(1)

PERIOD OF MOST	NUMBER OF	PERCENT OF	PERCENT OF
RECENT	SHOPPING	SHOPPING	SHOPPING
REDEVELOPMENT	CENTERS	CENTERS	CENTER GLA
2005 - 2006	77	17.0%	20.0%
2000 - 2004	99	21.9%	27.2%
1995 - 1999	61	13.5%	12.2%
1990 - 1994	24	5.3%	4.7%

TOTAL	261	57.6%	64.1%

EFFECTIVE AGE BY REGION(2)

	MEDIAN AGE	AVERAGE AGE
REGION	(YEARS)	(YEARS)
Northeast	5	9
Florida	7	8
Southwest	7	9
Midwest	8	10
West	10	9
Southeast	10	11

OVERALL	8	10

•       Approximately 39 percent of New Plan’s portfolio was redeveloped in 2000 or later.

EFFECTIVE AGE CHARACTERISTICS(2)

[GRAPH]

(1) Property is considered redeveloped if significant building improvements are made or GLA is expanded and the investment is expected to have a significant favorable impact on marketability.

(2) Effective age is calculated based on the year of the most recent redevelopment of the property or by year built if no redevelopment has occurred.

GROCERY-ANCHORED SHOPPING CENTERS SUMMARY STATISTICS

GROCER MARKET SHARE RANKINGS(1)	GROCER SALES PER SF(2)

[GRAPH]	[GRAPH]

GROCER RENT TO SALES(3)	SHOPPING CENTERS WITH WAL-MART SUPERCENTER IN MARKET AREA(4)

[GRAPH]	[GRAPH]

(1) Specialty grocers do not compete directly with mainstream grocers in each market due to their niche focus.  Grocers classified as Other may be #1, #2 or #3 in their immediate neighborhood area, but have a lesser rank when calculated utilizing published market share reports.

(2) Grocer sales per square foot includes only properties reporting sales data for 2005 and excludes non-comparable stores.  Selling area for the New Plan grocers is 77 percent of gross floor area as defined by the Food Marketing Institute.

(3) Excludes ground leases.

(4) Market area is defined as 5 miles for shopping centers located within Major Markets; 10 miles for shopping centers located in Mid-Markets; and 20 miles for shopping centers located in Smaller Markets. Source: 2006 Market Scope by Trade Dimensions, 2006 Grocery Industry Market Share Report by Chain Store Guide and Company estimates.

Source: U.S. Census Bureau.

GROCER CONCENTRATION

GROCER CONCENTRATION

Grocer	NUMBER OF STORES	TOTAL ABR	PERCENT OF GROCER ABR	TOTAL GLA (SF)

The Kroger Co.(1)	49	$12,223,167	21.6%	2,626,952
Ahold USA(2)	15	5,443,509	9.6%	913,061
Publix Super Markets(3)	20	4,960,130	8.8%	899,194
Delhaize America(4)	28	2,975,394	5.3%	926,114
Giant Eagle	4	2,587,080	4.6%	297,920
Safeway, Inc.(5)	6	2,413,983	4.3%	357,617
ShopRite(6)	5	2,236,368	4.0%	286,735
H. E. Butt Grocery Company(7)	7	2,147,277	3.8%	345,222
SUPERVALU(8)	13	1,953,487	3.5%	541,569
Winn-Dixie Stores(9)	11	1,952,791	3.5%	515,844
VG’S Food Center	3	1,890,645	3.3%	157,638
The Great Atlantic & Pacific Tea Company, Inc.(10)	5	1,697,106	3.0%	207,697
BI-LO	6	1,313,373	2.3%	255,103
Minyard Food Stores, Inc.(11)	5	738,983	1.3%	164,951
Golub Corporation(12)	3	620,961	1.1%	202,545
Food Depot	3	527,995	0.9%	132,875
Brookshire’s(13)	4	525,147	0.9%	255,699
C&S Wholesale Grocers, Inc.(14)	3	461,936	0.8%	125,423
Ingles Markets, Incorporated	3	408,000	0.7%	108,000
Cerberus Capital Management, L.P.(15)	3	381,132	0.7%	158,645
Lowe’s Food Store	3	345,128	0.6%	123,171
Trader Joe’s(16)	3	317,073	0.6%	21,070
Davis Food City	3	217,488	0.4%	75,651
Wal-Mart(17)	18	-	-	-
Other (includes all grocers with < 3 stores)(18)	58	8,179,306	14.5%	2,416,263

TOTAL	281	$56,517,460	100.0%	12,114,959

•       The top three grocers by ABR account for approximately 40 percent of total grocer ABR.

(1) Includes King Soopers, Kroger, and Ralphs. Excludes ABR and GLA from three non-owned Krogers and Ralphs.

(2) Includes Giant Food, Martin’s, Stop & Shop and Tops Markets.

(3) Includes Publix and Publix Sabor.

(4) Includes Food Lion, Hannaford Bros., Harvey’s, Kash n’Karryand SweetbaySupermarket. Excludes ABR and GLA from non-owned Hannaford Bros.

(5) Includes Dominick’s, Genuardi’s, Randalls and Tom Thumb.

(6) Includes all operators under the PriceRite and ShopRite banners.  Excludes ABR from PriceRite under construction.

(7) Includes Central Market and H-E-B.

(8) Includes Acme, Albertsons, bigg’s, Cub Foods, Jewel-Osco, Max Foods, Save-A-Lot and Shaw’s.

(9) Excludes ABR and GLA from non-owned Winn-Dixie.

(10) Includes A&P and Farmer Jack.  Excludes ABR and GLA from non-owned A&P.

(11) Includes Carnival Food Stores and Minyard Food Stores.

(12) Includes Price Chopper.

(13) Includes Super 1 Foods.

(14) Includes Southern Family Markets.

(15) Includes Albertsons and Cub Foods.

(16) Excludes ABR and GLA from non-owned Trader Joe’s.

(17) Includes Neighborhood Markets, SAM’S CLUB and Wal-Mart Supercenters.

(18) Excludes ABR and GLA from non-owned Costco, Meijer and two SuperTargets.

Includes only open and operating stores and stores under construction at community and neighborhood shopping centers.  As a result, information presented may differ from the Company’s Supplemental Disclosure for the quarter ended June 30, 2006.

GROCER SIZE AND SALES

SIZE OF GROCERY-ANCHORS(1)

                [GRAPH]

COMPARATIVE GROCER SALES

				INCREASE
	NUMBER OF	AVERAGE NEW	NEW PLAN	OVER 2004
	NEW PLAN	PLAN STORE	2005 AVERAGE	COMPARABLE
	STORES	SIZE (SF)	SALES PER SF	SALES

TOP THREE GROCERS BY ABR
The Kroger Co.	49	58,377	$526	2.9%
Ahold USA	15	60,871	643	1.9%
Publix Super Markets	20	44,960	609	8.7%

TOTAL GROCERS	281	48,267	$502

•       The average grocer in the New Plan  portfolio is 48,267 square feet, as compared with the Food Marketing Institute defined “typical” grocery size of 48,058 square feet.

•       The 2005 average sales per square foot for grocers is $502 versus $472 reported for 2004.

•       The 2005 average sales per square foot for grocers located in shopping centers that have been redeveloped over the past five years is $585.

(1) Excludes 30 shopping centers anchored by either a Neighborhood Market, SAM’S CLUB, Wal-Mart Supercenter or non-owned grocer.

Grocer sales per square foot includes only properties reporting sales data for 2005 and excludes non-comparable stores.  Selling area for the New Plan grocers is 77 percent of gross floor area as defined by the Food Marketing Institute.

Source: Supermarket Facts, Industry Overview 2005 by Food Marketing Institute.

REGIONAL DISTRIBUTION

[MAP]

REGIONAL DISTRIBUTION

REGIONAL DISTRIBUTION BY GLA

[GRAPH]

REGIONAL DISTRIBUTION BY ABR

[GRAPH]

SUMMARY DEMOGRAPHICS(1)

	1-MILE	3-MILE	5-MILE
TOTAL PORTFOLIO
Average Population Density (2005)	10,672	78,585	184,806
% Population Growth (2005 - 2010)	4.2%	4.3%	4.6%
Average Household Income (2005)	$65,396	$66,598	$67,240
Median Household Income (2005)	53,251	54,242	54,447
Per Capita Income (2005)	25,946	25,733	25,682
FLORIDA
Average Population Density (2005)	12,032	84,358	202,218
% Population Growth (2005 - 2010)	4.9%	5.4%	5.6%
Average Household Income (2005)	$49,014	$52,490	$53,697
Median Household Income (2005)	38,921	42,221	43,022
Per Capita Income (2005)	21,537	21,968	22,294
MIDWEST
Average Population Density (2005)	8,950	68,021	162,123
% Population Growth (2005 - 2010)	1.2%	1.6%	2.2%
Average Household Income (2005)	$69,775	$69,467	$70,956
Median Household Income (2005)	58,607	58,637	59,343
Per Capita Income (2005)	28,065	27,747	27,628
NORTHEAST
Average Population Density (2005)	11,852	84,048	190,224
% Population Growth (2005 - 2010)	3.2%	2.8%	2.8%
Average Household Income (2005)	$74,343	$75,959	$76,700
Median Household Income (2005)	59,270	59,551	59,057
Per Capita Income (2005)	28,082	27,656	27,782

	1-MILE	3-MILE	5-MILE
SOUTHEAST
Average Population Density (2005)	5,699	36,694	81,980
% Population Growth (2005 - 2010)	3.5%	3.9%	4.3%
Average Household Income (2005)	$55,559	$57,111	$57,692
Median Household Income (2005)	43,199	44,771	45,568
Per Capita Income (2005)	23,856	24,266	24,111
SOUTHWEST
Average Population Density (2005)	13,054	102,008	237,935
% Population Growth (2005 - 2010)	6.5%	7.2%	7.7%
Average Household Income (2005)	$61,852	$64,156	$63,954
Median Household Income (2005)	52,425	54,747	54,308
Per Capita Income (2005)	23,147	23,103	22,949
WEST
Average Population Density (2005)	15,619	117,853	289,498
% Population Growth (2005 - 2010)	9.2%	7.4%	6.8%
Average Household Income (2005)	$82,381	$81,522	$80,866
Median Household Income (2005)	65,457	63,921	63,434
Per Capita Income (2005)	30,965	29,256	29,032

•       New Plan’s total portfolio encompasses 37 states and its top five states by ABR (Texas, Florida, Ohio, Georgia, and California) account for approximately 33 percent of the nation’s GDP.

(1) Demographic data weighted by pro rata share of ABR.

Source: GeoVue, Inc. and Applied Graphics Solutions. Source: U.S. Bureau of Economic Analysis.

SHOPPING CENTERS IN CBSA LOCATIONS(1)

		TOTAL CBSAs IN	NUMBER OF	PERCENT OF
	TOTAL CBSAs	NEW PLAN	SHOPPING	SHOPPING
CBSA POPULATION	IN U.S.	PORTFOLIO	CENTERS	CENTER ABR
5,000,000 Or Greater	6	6	55	22.2%
4,000,000 - 4,999,999	6	5	83	20.2%
3,000,000 - 3,999,999	3	2	5	0.8%
2,000,000 - 2,999,999	9	7	40	12.5%
1,000,000 - 1,999,999	25	19	53	8.6%
500,000 - 999,999	39	25	48	9.5%
250,000 - 499,999	79	36	72	13.1%
100,000 - 249,999	206	32	42	5.3%
50,000 - 99,999	210	22	28	4.5%
10,000 - 49,999	339	18	21	2.3%
Non CBSA	-	-	6	1.0%

TOTAL	922	172	453	100.0%

•       New Plan has a presence in 172 CBSAs, including 39 of the 49 CBSAs with populations of more than 1 million.

•       236 properties, accounting for approximately 64 percent of New Plan’s ABR, are located in CBSAs with populations of more than 1 million.

(1) The United States Office of Management and Budget defines metropolitan and micropolitan statistical areas according to published standards that are applied to Census Bureau data. The term “core based statistical area” (CBSA) became effective in 2000 and refers collectively to metropolitan and micropolitan statistical areas. The general concept of a metropolitan or micropolitan statistical area is that of a core area containing a substantial population nucleus, together with adjacent communities having a high degree of economic and social integration with that core. Current metropolitan and micropolitan statistical area definitions were announced by OMB effective June 6, 2003. Each metropolitan statistical area (MSA) must have at least one urbanized area of 50,000 or more inhabitants. Each micropolitan statistical area must have at least one urban cluster of at least 10,000 but less than 50,000 population. If specified criteria are met, a metropolitan statistical area containing a single core with a population of 2.5 million or more may be subdivided to form smaller groupings of counties referred to as metropolitan divisions. Source: U.S. Census Bureau.

THE WAL-MART EQUATION

WAL-MART-ANCHORED SHOPPING CENTERS

	NUMBER OF	PERCENT OF	AVERAGE	AVERAGE
	SHOPPING	SHOPPING	POPULATION	HOUSEHOLD
	CENTERS	CENTERS	DENSITY	INCOME
NUMBER OF WAL-MART-ANCHORED SHOPPING
CENTERS	39	8.6%	116,393	$59,155
SUPERCENTERS	13	2.9%	123,119	48,117
DISCOUNT STORES	22	4.9%	98,768	68,119
Grocery-anchored(1)	11
Non-grocery anchored(2)	7
Wal-Mart-anchored only	4
NEIGHBORHOOD MARKETS(3)	2	0.4%	136,416	64,071
SAM’S CLUBS(4)	2	0.4%	216,287	48,976

•       13 of the 39 Wal-Mart anchors are Wal-Mart Supercenters.

•       Of the 39 shopping centers anchored by Wal-Mart, 25 of the Wal-Mart anchors are owned by New Plan and leased to Wal-Mart.

•       Of the 22 shopping centers anchored by Wal-Mart Discount Stores, 11 are also anchored by a grocer (ten of which are the #1, #2 or #3 grocer in their market or a specialty grocer) and seven are also anchored by another non-grocery anchor.

(1)Includes three shopping centers with a Wal-Mart Supercenter in its market area.  Includes one shopping center anchored by SAM’S CLUB.

(2) Properties have a Wal-Mart anchor plus at least one additional non-grocery anchor.

(3) Includes two shopping centers with a Wal-Mart Supercenter in its market area.

(4) Includes two shopping centers with a Wal-Mart Supercenter in its market area.

Includes only open and operating and under construction Discount Stores, Neighborhood Markets, SAM’S CLUBs and Supercenters at community and neighborhood shopping centers.  As a result, information presented may differ from the Company’s Supplemental Disclosure for the quarter ended June 30, 2006.

Market area is defined as 5 miles for shopping centers located within Major Markets; 10 miles for shopping centers located in Mid-Markets; and 20 miles for shopping centers located in Smaller Markets. Specialty grocers are accounted for within the top three grocers in their markets.   These grocers do not compete directly with mainstream grocers in each market due to their niche focus.

Source: 2006 Market Scope by Trade Dimensions, 2006 Grocery Industry Market Share Report by Chain Store Guide and Company estimates.

Source: GeoVue, Inc. and Applied Graphics Solutions, 5-mile trade area.

THE WAL-MART EQUATION

NON-WAL-MART ANCHORED SHOPPING CENTERS

	NUMBER OF	PERCENT OF	AVERAGE	AVERAGE
	SHOPPING	SHOPPING	POPULATION	HOUSEHOLD
	CENTERS	CENTERS	DENSITY	INCOME
NUMBER OF NON-WAL-MART ANCHORED
SHOPPING CENTERS	414	91.4%	190,671	$67,783
WAL-MART SUPERCENTER IN MARKET AREA	287	63.4%	161,995	61,941
Grocery-anchored	174
Non-grocery anchored	104
Non-anchored	9
NO WAL-MART SUPERCENTER IN MARKET AREA	127	28.0%	231,355	76,072
Grocery-anchored	79
Non-grocery anchored	43
Non-anchored	5

•       Of the 287 shopping centers that have a Wal-Mart Supercenter in their market area, 174 are anchored by a grocer (148 of which are the #1, #2 or #3 grocer in their market or a specialty grocer, and when excluding the Wal-Mart Supercenter, 153 of which are the #1, #2 or #3 grocer in their market or a specialty grocer).

•       Of the 127 shopping centers that do not have a Wal-Mart Supercenter in their market area, 79 are anchored by a grocer (71 of which are the #1, #2 or #3 grocer in their market or a specialty grocer).

Market area is defined as 5 miles for shopping centers located within Major Markets; 10 miles for shopping centers located in Mid-Markets; and 20 miles for shopping centers located in Smaller Markets. Specialty grocers are accounted for within the top three grocers in their markets.   These grocers do not compete directly with mainstream grocers in each market due to their niche focus.

Source: 2006 Market Scope by Trade Dimensions, 2006 Grocery Industry Market Share Report by Chain Store Guide and Company estimates. Source: GeoVue, Inc. and Applied Graphics Solutions, 5-mile trade area.

THE WAL-MART EQUATION

GROCERY-ANCHORED SHOPPING CENTERS SALES RELATIVE TO WAL-MART SUPERCENTERS IN MARKET AREA

GROCER
SALES PER SF

Wal-Mart Supercenter In Market Area	$473
No Wal-Mart Supercenter In Market Area	563

DISTRIBUTION OF GROCERY-ANCHORED SHOPPING CENTERS WITH NO WAL-MART SUPERCENTER IN MARKET AREA

	NUMBER OF
	SHOPPING	PERCENT IN
	CENTERS	MARKET
GROCERY-ANCHORED SHOPPING CENTERS	79	100.0%
Major Markets(1)	53	67.1%
Mid-Markets(2)	25	31.6%
Smaller Markets(3)	1	1.3%

•       The 2005 average sales per square foot for  grocery-anchored shopping centers that have a Wal-Mart Supercenter in their market area is $473, greater than the $434 of sales per square foot for the average grocer.

•       Approximately 67 percent of the grocery-anchored shopping centers that do not have a Wal-Mart Supercenter in their market area are located in a major market.

(1) CBSAs with populations of more than 1 million.

(2) CBSAs with populations of 1 million to 50,000.

(3) CBSAs with populations of less than 50,000 and non CBSAs.

Market area is defined as 5 miles for shopping centers located within Major Markets; 10 miles for shopping centers located in Mid-Markets; and 20 miles for shopping centers located in Smaller Markets.

Grocer sales per square foot includes only properties reporting sales data for 2005 and excludes non-comparable stores.  Selling area for the New Plan grocers is 77 percent of gross floor area as defined by the Food Marketing Institute.

Source: 73rd Annual Report of the Grocery Industry by Progressive Grocer, April 15, 2006.

REGIONAL HIGHLIGHTS

NORTHEAST

•       49 percent of New Plan’s properties in the Northeast have been redeveloped since 2000.

•       Since 2000, New Plan has disposed of 2.3 million square feet (20 shopping centers) in secondary markets of the Northeast, with an average shopping center size of 117,000 square feet.

•       The 2005 average sales per square foot for grocers located in the Northeast is $643.

•       58 percent of New Plan’s grocer ABR in the Northeast is derived from Ahold USA and ShopRite, which are among the leading grocers in the region.  The 2005 average sales per square foot for Ahold USA and ShopRite locations in the Northeast are $669 and $821, respectively.

•       The average household income for New Plan properties in the Northeast at $77,000 is 4 percent greater than the average for the region and the median household income at $59,000 is 14 percent greater than the average for the region.

Strategy: Focus on shopping centers with dominant retailers located in high barrier-to-entry markets centered around the I-95 corridor.

Source: GeoVue, Inc. and Applied Graphics Solutions.

REGIONAL HIGHLIGHTS

MIDWEST

•       40 percent of New Plan’s properties in the Midwest have been redeveloped since 2000.

•       Since 2000, New Plan has disposed of 1.4 million square feet (15 shopping centers) in the Midwest, with an average shopping center size of 93,000 square feet.

•       The 2005 average sales per square foot for grocers located in the Midwest is $541.

•       30 percent of New Plan’s grocer ABR in the Midwest is derived from The Kroger Co., the second largest grocer in the country. The 2005 average sales per square foot for The Kroger Co. locations in the Midwest is $627.

•       The average household income for New Plan properties in the Midwest at $71,000 is 20 percent greater than the average for the region and the median household income at $59,000 is 32 percent greater than the average for the region.

Strategy: Focus asset base in higher growth, suburban corridors of Ohio and Michigan, toward more non-auto related sectors and population centers on the I-75 corridor.   Maintain or grow position in the greater Chicago market.

Source: GeoVue, Inc. and Applied Graphics Solutions.

REGIONAL HIGHLIGHTS

WEST

•       41 percent of New Plan’s properties in the West have been redeveloped since 2000.

•       94 percent of the grocery-anchored shopping centers in the West are anchored by the #1, #2 or #3 grocer in their market or by a specialty grocer.

•       The average household income for New Plan properties in the West at $81,000 is 24 percent greater than the average for the region and the median household income at $63,000 is 31 percent greater than the average for the region.

•       6 percent of New Plan’s total ABR and 60 percent of New Plan’s ABR in the West is derived from California, making it New Plan’s top fifth state by ABR.

Strategy: Expand footprint in the West, with growth targeting the Coastal areas, including the Pacific Northwest.

Source: GeoVue, Inc. and Applied Graphics

Solutions. Source: U.S. Census Bureau.

REGIONAL HIGHLIGHTS

SOUTHEAST

•       Since 2000, New Plan has disposed of 1.1 million square feet (17 shopping centers) in the Southeast, with an average shopping center size of 63,000 square feet.

•       31 percent of New Plan’s grocer ABR in the Southeast is derived from The Kroger Co., the leading grocer in Georgia and Tennessee.

•       The average household income for New Plan properties in the Southeast at $58,000 is on par with the average for the region, while the median household income at $46,000 is 5 percent greater than the average for the region.

•       90 percent of New Plan’s properties in the Southeast are either anchored by a Wal-Mart Supercenter or already face Wal-Mart Supercenter competition.

Strategy: Dispose of smaller properties in less desirable markets and focus on top population centers.

Source: GeoVue, Inc. and Applied Graphics Solutions.

REGIONAL HIGHLIGHTS

FLORIDA

•       97 percent of the grocery-anchored shopping centers in Florida are anchored by the #1, #2 or #3 grocer in their market or by a specialty grocer.

•       74 percent of New Plan’s grocer ABR in Florida is derived from Publix Super Markets, which is the state’s leading grocer with 41 percent market share. The 2005 average sales per square foot for Publix Super Markets locations in Florida is $693.

•       12 percent of New Plan’s total ABR is derived from Florida, where the population is expected to increase 30 percent by 2030.

•       67 percent of New Plan’s ABR in Florida is derived from the Miami-Fort Lauderdale-Miami Beach (6th largest CBSA), the Tampa-St. Petersburg-Clearwater (21st largest CBSA) and the Orlando (30th largest CBSA) markets.  These are the three largest markets by population in Florida.

•       88 percent of New Plan’s properties in Florida are either anchored by a Wal-Mart Supercenter or already face Wal-Mart Supercenter competition.

Strategy: Capitalize on risk-adjusted redevelopment and development opportunities.

Source: Florida Retail Report 2006 by International Council of Shopping Centers.

Source: GeoVue, Inc. and Applied Graphics Solutions.

Source: U.S. Census Bureau.

REGIONAL HIGHLIGHTS

SOUTHWEST

•       40 percent of New Plan’s properties in the Southwest have been redeveloped since 2000.

•       Since 2000, New Plan has disposed of 1.3 million square feet (13 shopping centers) in the Southwest, with an average shopping center size of 96,000 square feet.

•       62 percent of New Plan’s grocer ABR in the Southwest is derived from The Kroger Co. and H. E. Butt Grocery Company, which are among the leading grocers in the region.

•       The income and population demographics for New Plan properties in the Southwest exceed the averages for the region, with the population growth (7.7 percent) 131 percent greater than the average for the region and the average household income ($64,000) 26 percent greater than the average for the region.

•       15 percent of New Plan’s total ABR and 79 percent of New Plan’s ABR in the Southwest is derived from the Houston-Baytown-Sugar Land  (8th largest CBSA) and the Dallas-Fort Worth-Arlington (5th largest CBSA) markets.  These are New Plan’s two largest markets.

•       89 percent of New Plan’s properties in the Southwest already face Wal-Mart Supercenter competition.

Strategy: Focus on metro markets including Houston and Dallas and dispose of smaller properties in less desirable locations.

Source: GeoVue, Inc. and Applied Graphics Solutions.

Source: REIT Road Trip: Retail in Dallas by Bank of America, June 21, 2006.

Source: Houston Retail Market Update by O’Connor & Associates, 2nd Quarter 2006.

Certain statements in this presentation that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national or local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; possible future downgrades in our credit ratings; property ownership / management risks; the level and volatility of interest rates and changes in capitalization rates with respect to the acquisition and disposition of properties; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget; governmental approvals, actions and initiatives; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which discuss these and other factors that could adversely affect the Company’s results.